EXHIBIT 32.1
CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES‑OXLEY ACT OF 2002
In connection with the Quarterly Report of Sumisho Air Lease Corporation (the “Company”) on Form 10‑Q for the quarter ended June 30, 2026 (the “Report”), I, Noriyuki Hiruta, Chief Executive Officer, President and Secretary of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes‑Oxley Act of 2002, that to the best of my knowledge:
(i)    The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(ii)    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: August 10, 2026

/s/ Noriyuki Hiruta
Noriyuki Hiruta Chief Executive Officer, President and Secretary (Principal Executive Officer)
The foregoing certification is being furnished pursuant to 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and it is not to be incorporated by reference into any filing of the Company, regardless of any general incorporation language in such filing.